UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 10, 2009

Date of Report (Date of earliest event reported)

Rival Technologies, Inc.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	000-49900 (Commission File Number)	43-2114971 (I.R.S. Employer Identification No.)
375 N. Stephanie Street, Henderson, Nevada (Address of principal executive offices)		89014 (Zip Code)

702-990-0884

(Registrant’s telephone number, including area code)

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Special Note Regarding Forward-looking Statements

This Current Report on Form 8-K contains forward-looking statements.  Words such as “may,” “expect,” “believe,” “anticipate,” “estimate,” “project,” or “continue” or comparable terminology used in connection with any discussion of future events or operating results are forward-looking statements.  You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this report.  All forward-looking statements reflect our present expectation of future events and are subject to a number of important factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On December 10, 2009, Rival Technologies, Inc. (“Rival”) entered into a financing agreement with an investment group led by Bridge Gap Konsult, an Alberta corporation operating in Calgary, Canada.  The financing agreement has an effective date of December 7, 2009 and will provide project financing for the engineering, fabrication and operation of a continuous feed pilot plant.  Funds from the non-recourse agreement will be advanced over the course of the next 36 months in three installments for development of the TRU process from feed pilot plant to demonstration plant, to a full production facility.

In Stage One, $6 million (US) will be assigned to engineer, fabricate and operate the previously announced one-barrel-per-day (Bpd), continuous feed pilot plant.  Upon successful completion of Stage One, an additional $16 million will be provided to engineer, fabricate and operate a Stage Two demonstration plant.  Rival’s management is excited about the future prospects for the TRU process and will immediately begin to explore options available to it for securing a farm-in or strategic industry partner for the minimum fifteen Bpd facility.

In Stage Three funding of $115 million will be provided to engineer, fabricate and operate a minimum 10,000 Bpd production facility with a yet to be named industry partner.

While there can be no certainty at this point in time of reaching the full production stage, Rival believes there is a reasonable likelihood that each stage will be successfully concluded in the timeframe envisaged.  Further announcements will be made in due course as each stage proceeds.

The financing agreement also provides that an advisory board will be established to oversee the development stages.  Upon the completion of Stage Two, the parties have agreed to enter into an additional agreement for the possibility of additional equity investors in Stage Three.  The parties have also agreed that before starting Stage Three another agreement will be finalized that will outline revenue sharing and a license fee payable to Rival.

The financing agreement may be terminated if either party commits a material breach of any provision of the agreement that is not waived by the other party, or it may be terminated upon mutual consent of the parties.

The parties did not have any prior relationships before negotiating this financing agreement.

SIGNATURES

Pursuant to the requirements of the Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIVAL TECHNOLOGIES, INC. By: /s/ Douglas B. Thomas Douglas B. Thomas, President	Date: December 11, 2009